Exhibit 99.1

For further information:

George Relan

Vice President of Corporate Development

(518) 533-2220

grelan@mechtech.com

MTI REPORTS FOURTH QUARTER AND YEAR END RESULTS

Albany, N.Y., March 27, 2008 -- Mechanical Technology Incorporated (NASDAQ: MKTY), a company primarily engaged in the development and commercialization of Mobion® off-the-grid portable power solutions, through its subsidiary MTI MicroFuel Cells Inc. (MTI Micro), and in the design, manufacture, and sale of test and measurement instruments and systems, through its subsidiary MTI Instruments, Inc. (MTII), today announced its financial results for its fourth quarter and fiscal year ended December 31, 2007.

“We are proud of the progress we made throughout 2007. At MTII, we have now reported eight quarters of strong, year over year quarterly revenue growth. At MTI Micro, we met our prototype development goals for the year, signed two agreements with OEMs, and received $1.0 million in funding releases from the U.S. Department of Energy for the development of manufacturing techniques,” said Peng Lim, CEO of MTI. “In 2008, we will continue to grow MTI Instruments and we will advance manufacturing readiness and create market opportunities for Mobion® to prepare us for our portable power products launch in 2009.”

Financial Highlights: Fourth Quarter 2007

•	Product revenue increased 3.4% to $2.9 million (2006 Q4: $2.8 million);
•	Funded research and development (R&D) revenue increased 29.8% to $231,000 (2006 Q4: $178,000);
•	Net loss was reduced by 56.5% to $1.5 million (2006 Q4: $3.3 million);
•	Capital resources (cash and marketable securities) totaled $12.1 million (2006 Q4: $24.6 million); and
•	Cash used in operations decreased 65.9% to $923,000.

Operational Highlights: Fourth Quarter 2007

•	MTI Micro continued collaboration with its Korean partner:
o

The new collaboration extends until the end of 2009, or six months after MTI Micro’s first commercial product launch, should MTI Micro accelerate its timeline, whichever is earlier. Under the continuing non-exclusive collaboration, MTI Micro will prepare Mobion® power source products for mobile phone applications leading to commercialization in 2009. MTI Micro will continue to refine the Mobion® baseline power source product design up until its projected design freeze in December 2008.

•	MTI Micro signed business development representative in Korea:
o

Daehong Technew Corporation works as part of MTI Micro’s business development team to evaluate potential manufacturing partners, to promote and assist with establishing new OEM business relationships, and to maintain day-to-day, on-going customer relationships in Korea.

•	MTII achieved all-time annual sales orders record:

o	MTII recorded sales orders totaling $8.5 million, surpassing the previous record of $8.0 million, which was set in 1998.
•	MTI Micro and Trident Systems Inc. signed joint teaming agreement:
o	MTI Micro and Trident Systems Inc. began teaming to pursue opportunities to leverage MTI Micro’s consumer market platform for the low-power military markets.

Operational Highlights: First Quarter 2008

•	MTI Micro launched developmental pilot production line in Albany, N.Y.:
o

With the new pilot line, MTI Micro will continue to develop manufacturing techniques for Mobion®, increase unit production to satisfy potential and existing customers, and allow for more expansive testing.

•	MTII launched new stand-alone laser system (SAL):
o	The SAL system, part of the Microtrak II laser triangulation product family, has a compact design that uses laser triangulation technology for measurement in a wide variety of industries.
•	MTI Micro completed testing of Mobion® prototypes:
o

The units from the developmental pilot production line show more than a 10% improvement in both energy and power as compared to test results from the fall of 2007; these results are attributed to platform design refinements and increased subsystem reliability.

•	MTII received orders from its Japanese distributor, Koyo Precision Instruments:
o	In January, MTII received purchase orders totaling more than $1.2 million from Koyo Precision Instruments.
•	MTI Micro expanded business development efforts in Japan:
o	Mr. Yasuo Mohri, a business representative in Japan, will work with MTI Micro’s business development team to expand relationships with OEMs and potential customers in Japan.
•	MTI Micro unveiled new prototype for digital cameras:
o

MTI Micro unveiled a new snap-on direct methanol fuel cell power solution in the form of a camera-grip prototype at the Fuel Cell Expo in Tokyo, Japan. The prototype is designed to provide twice as much energy as existing camera battery-pack grips of the same size.

•	MTI Micro received authorization for an additional $500,000 in funding from the U.S. Department of Energy (DOE):
o	In less than one year, the DOE has committed $1.5 million dollars to MTI Micro’s Mobion® program.

Fourth Quarter Financial Results

Revenues for the three months ended December 31, 2007 increased 5.0% to $3.1 million compared to revenues of $2.9 million for the same period in 2006. Fourth quarter revenues included $2.9 million in product revenue from MTII and $231,000 in funded Research and Development (R&D) revenue from MTI Micro. During the fourth quarter of 2007, product revenue increased $95,000, or 3.4%, primarily the result of increases in aviation revenue of $445,000 compared to a similar period last year, driven principally by a $324,000 increase in PBS revenue from the U.S. Air Force; a $96,000 increase in semiconductor product sales, led by sales of semi-automated machinery to new customers; partially offset by a decrease of $446,000 in general instrumentation gauging sales. Funded R&D revenue increased $53,000, or 29.8%, with $221,000 of the increase attributable to the reinstatement of funding in May 2007 for a contract with the DOE which had funding suspended for 2006, which was partially offset by a decrease of $168,000 due to the conclusion of a strategic alliance agreement in September 2007.

Net loss for the three months ended December 31, 2007 decreased 56.5% to $1.5 million, or ($0.03) per diluted share, compared with a net loss of $3.3 million, or ($0.10) per diluted share for the same period in 2006.  Net loss for the fourth quarter of 2007 compared to 2006 decreased and includes the effects of positive and negative revenue and expense changes. These changes include increases in gross margins on product sales, increases in funded R&D revenue, cost savings in R&D spend, cost savings in Selling, General and Administrative (SG&A) expenses, an increase in gain on derivatives and gains on the sale of securities available for sale, an increase in deferred tax expense related to sales of available for sale securities and a decrease in the income effects of minority interest shareholders. The SG&A and R&D cost savings were primarily the result of savings derived from the first quarter decision to suspend efforts on MTI Micro’s high power program. Gross margin percentages on product sales for the three months ended December 31, 2007, remained consistent with the comparable period in 2006.

Cash flows: For the three months ended December 31, 2007, cash used in operations decreased by 65.9% to $923,000 compared to $2.7 million in 2006 while cash used for capital expenditures decreased to $133,000 from $707,000 in 2006. The 2007 decrease in cash used in operations reflects decreases in cash expenditures to fund operations totaling $1.4 million, including expense savings realized by the Company’s first quarter restructuring activities and a $425,000 increase in sources of cash on balance sheet related items, the largest of which was receivables, which was a source of cash in 2007 as opposed to a use of cash in 2006; this effect totaled $1.0 million. This receivables source was partially offset by net other balance sheet cash uses totaling $580,000, including a $790,000 cash use related to settlement of certain accrued liabilities from the Company’s 2007 restructuring activities.

2007 Annual Financial Results

Revenues for the year ended December 31, 2007 increased 29.8% to $10.6 million compared to revenues of $8.2 million for the same period in 2006. Revenues included $9.0 million in product revenue from MTII and $1.6 million in funded R&D revenue from MTI Micro. The product revenue increase is primarily the result of increases in shipments to the U.S. Air Force under the New PBS-4100 systems contract and higher purchases by our Japanese distributor for general dimensional gauging and semiconductor products. Funded R&D revenue for the twelve months ended December 31, 2007 increased by $1.1 million chiefly due to billings under the DOE contract, which had its funding reinstated in May 2007 after it had been suspended during 2006.

Net loss for the year ended December 31, 2007 decreased 29.9% to $9.6 million, or ($0.25) per diluted share, compared with a net loss of $13.7 million, or ($0.43) per diluted share for the same period in 2006. This decrease in net loss includes the effects of the revenue increases outlined above, as well as the positive and negative impact of certain expense changes. These changes include an increase in gross margins, increases in funded R&D revenue, cost savings in total R&D spend, cost savings in SG&A expenses, including a decrease in FAS 123R stock option compensation expense and an increase in gain on derivatives. These favorable changes to net loss were partially offset by smaller gains on the sale of securities available for sale, an increase in deferred tax expense related to sales of securities available for sale and a decrease in the income effects of minority interest accounting. The SG&A and R&D cost savings were primarily the result of savings associated with the Company’s 2007 restructuring activities.

Cash flows: For the year ended December 31, 2007, cash used in operations decreased 8.1% to $11.7 million compared to $12.7 million in 2006 while cash used for capital expenditures decreased to $414,000 from $1.6 million in 2006. The 2007 decrease in cash used in operations reflects decreases in cash expenditures to fund operations totaling $3.5 million, including expense savings realized by the Company’s restructuring activities offset by a $2.5 million use of cash for balance sheet related items, the largest of which were deferred revenue and accrued liabilities, reflecting the recognition of revenue previously deferred and the reduction in liabilities primarily associated with the Company’s 2007 restructuring activities.

See the attached financial highlights for the Company’s fourth quarter and year ended December 31, 2007.

Conference Call: Fourth Quarter and Annual Results

Mechanical Technology Incorporated will host a conference call and webcast today at 10:30 a.m. EST. The dial-in phone number for the conference call is (866) 202-0886, or (617) 213-8841 for international callers, and the pass code is 79128448. There will be a simultaneous webcast that can be heard by logging onto MTI’s website at http://www.mechtech.com. A replay of the conference call will be available within 24 hourson the website and will also be available via phone by dialing (888) 286-8010, or (617) 801-6888 for international callers, and when prompted, entering pass code 89572130.

About MTI

MTI is primarily engaged in the development and commercialization of Mobion® off-the-grid portable power solutions, through its subsidiary MTI MicroFuel Cells Inc. (MTI Micro). MTI Micro has a team of entrepreneurial business executives, researchers and scientists; a proprietary direct methanol micro fuel cell power system and a number of system prototypes demonstrating size reductions and performance improvements; and significant related intellectual property. MTI Micro has received government awards and developed strategic partnerships to facilitate efforts to achieve commercialization. MTI is also engaged in the design, manufacture, and sale of test and measurement instruments and systems through its subsidiary MTI Instruments, Inc. For more information about the Company please visit http://www.mechtech.com.

(Financial Table Attached)

# # #

Statements in this press release which are not historical fact including statements regarding management’s intentions, hopes, goals, beliefs, expectations, projections, plans, anticipation, outlook or predictions of the future are forward looking statements.  Such statements include, among others, our need to raise additional funding; our history of recurring net losses and the risk of continued net losses; our independent auditors raising substantial concern about our ability to continue as a going concern; the potential delisting of our common stock from The Nasdaq Global Market, the dependence of our test and measurement instrumentation business on a small number of customers and potential loss of government funding; risks related to developing Mobion® direct methanol fuel cells and whether we will ever successfully develop reliable and commercially viable Mobion® fuel cell solutions; MTI Micro’s plans under the continuing collaboration with its Korean partner; MTI’s, MTI Micro’s and MTII’s future business prospects, technology and performance; the market potential for MTI Micro’s Mobion® fuel cells; the significance of any contracts or grants that MTI Micro received or may receive including future funding from the DOE; the importance of and benefits from a developmental pilot production line; the importance of any delivery to the Department of Energy; the ability of MTI Micro or its business representatives to develop key relationships with OEM decision makers, foster business development, or sell and support fuel cell systems to customers; the importance of any demonstrations of Mobion® powered sensors and the evaluation of and potential submission of proposals for military programs; MTII’s and MTI Micro’s ability to meet their stated milestones on time, if at all; and MTI’s, MTI Micro’s and MTII’s ability to increase or maintain sales in commercial, military and other governmental markets. All forward-looking statements are made as of today, and MTI disclaims any duty to update such statements.  It is important to note that the Company’s actual results could differ materially from those projected in forward-looking statements.  Factors that could cause the anticipated results not to occur include, among others, risks related to financing; uncertainties in development, manufacturing, competition and consumer demand for DMFCs; Gillette’s ability to terminate its agreements with MTI Micro prior to commercialization of DMFCs; and the risk factors listed from time to time in the Company’s SEC reports including but not limited to, the annual report on Form 10-K and quarterly reports on Form 10-Q.

Financial Highlights Statements of Operations Data:
(Dollars in Thousands, Except per Share Data)
	Three months ended Dec. 31,		Year ended Dec. 31,
	2006	2007	2006	2007
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenues:
Product revenue	$ 2,761	$ 2,856	$ 7,667	$ 9,028
Funded research and development revenue	178	231	489	1,556
Total revenue	2,939	3,087	8,156	10,584
Operating costs and expenses:
Cost of product revenue	985	1,028	2,900	3,430
Research and product development expenses:
Funded research and product development	489	472	1,152	1,891
Unfunded research and product development	3,063	2,122	11,769	9,874
Total research and product development expenses	3,552	2,594	12,921	11,765
Selling, general and administrative expenses	2,377	2,126	10,072	8,738
Operating loss	(3,975)	(2,661)	(17,737)	(13,349)
Gain on derivatives	182	878	182	2,967
Gain on sale of securities available for sale	479	2,132	4,289	2,549
Other (expense) income, net	63	(7)	286	224
Income (loss) before income taxes and minority interests	(3,251)	342	(12,980)	(7,609)
Income tax expense	(351)	(1,833)	(1,895)	(2,548)
Minority interests in losses of consolidated subsidiary	266	40	1,208	582
Net loss	$(3,336)	$(1,451)	$(13,667)	$(9,575)
Loss per share (Basic and Diluted):
Loss per share	$(0.10)	$(0.03)	$(0.43)	$(0.25)

Statements of Cash Flows Data:
(Dollars in Thousands)	Year ended Dec. 31,
	2006	2007
	(Audited)	(Audited)
Net cash used by operating activities	$(12,706)	$(11,683)
Purchases of property, plant and equipment	(1,574)	(414)
Net cash provided by investing activities	4,677	4,728
Net cash provided by financing activities	11,344	60
(Decrease) increase in cash and cash equivalents	3,315	(6,895)
Cash and cash equivalents – beginning of period	11,230	14,545
Cash and cash equivalents – end of period	14,545	7,650

Balance Sheet Data:
(Dollars in Thousands)	Dec. 31, 2006	Dec. 31, 2007
	(Audited)	(Audited)
Assets
Current Assets:
Cash and cash equivalents	$14,545	$7,650
Securities available for sale	10,075	4,492
Accounts receivable	1,613	1,369
Inventories, net	1,216	1,373
Prepaid expenses and other current assets	442	329
Total Current Assets	27,891	15,213

Property, plant and equipment, net	2,926	2,159
Deferred income taxes	2,994	1,344
Total Assets	$33,811	$18,716

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$ 651	$ 273
Accrued liabilities	2,470	2,121
Deferred revenue	866	117
Income taxes payable	90	11
Deferred income taxes	2,994	1,344
Total Current Liabilities	7,071	3,866

Long-Term Liabilities:
Uncertain tax position liability	-	208
Derivative liability	3,664	696
Total Liabilities	10,735	4,770

Minority interests	205	143
Stockholders' Equity	22,871	13,803
Total Liabilities and Stockholders' Equity	$33,811	$18,716

Other Information: Plug Power Inc. shares held	2,589,936	1,137,166